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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in: (1) the Registration Statement on Form S-8 (File No. 333-10699) and related Prospectus pertaining to the Tractor Supply Company 1996 Associate Stock Purchase Plan; (2) the Registration Statement on Form S-3 (File No. 333-35317) and related Prospectus pertaining to the Tractor Supply Company Restated 401(k) Retirement Plan; (3) the Registration Statement on Form S-8 (File No. 333-80619) and related Prospectus pertaining to the Tractor Supply Company 1994 Stock Option Plan; (4) the Registration Statement on Form S-8 (File No. 333-102768) and related Prospectus pertaining to the Tractor Supply Company 2000 Stock Incentive Plan; and (5) the Registration Statement on Form S-8 (File No. 333-136502) and related Prospectus pertaining to the Tractor Supply Company 2006 Stock Incentive Plan, and of our reports dated February 26, 2007, with respect to the consolidated financial statements of Tractor Supply Company, Tractor Supply Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Tractor Supply Company, included in this Annual Report (Form 10-K) for the year ended December 30, 2006.




                                                           /s/ Ernst & Young LLP

Nashville, Tennessee
February 26, 2007